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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 8, 1996 with respect to the Consolidated Financial Statements of RSA Data Security, Inc. (not presented separately herein) in Amendment No. 1 to Registration Statement (Form S-3 No. 333-49949) of Security Dynamics Technologies, Inc. for the registration of 784,342 shares of its common stock.


                                                       /s/ Ernst & Young LLP

Palo Alto, California
May 20, 1998